UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55617 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this Current Report on Form 8-K with respect to the Credit Agreement and Amendment (as defined herein) is hereby incorporated into this Item 1.01 by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 8, 2020, SmartStop Self Storage REIT, Inc. (the “Company”), through certain of its wholly owned special purposes entities (the “Borrowers”), entered into the First Amendment (the “Amendment”) to its Credit Agreement, dated January 24, 2019, with KeyBank National Association, as administrative agent, and certain lenders party thereto (the “Credit Agreement”). The Amendment modified the fixed charge coverage ratio and liquidity requirements, and added a parent debt service coverage ratio and a minimum rate for the LIBOR index at 0.5%. As a result, the amounts outstanding with respect to the Credit Agreement have a minimum total interest rate of approximately 3.0%. In addition, the Amendment modified the procedures with respect to the replacement of LIBOR in the event there is a transition away from LIBOR or the parties to the Credit Agreement elect to replace LIBOR prior to such transition.

The foregoing summary of the Amendment is qualified in its entirety by reference to Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

10.1	First Amendment to Credit Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: May 13, 2020	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer